Exhibit 10.14

Restructuring Agreement

This restructuring agreement (hereinafter referred to as “Agreement”) was made and entered into as of June 19, 2017 in Beijing of the People’s Republic of China (“PRC”) by and among the parties (hereinafter referred to as “Parties”) as follows:

1.	Beijing Shangde Online Education Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC, Registered Address: Room A-0193, 2/F, Building No. 3, Courtyard 30, Shixing Street, Shijingshan District, Beijing (“Company” or “Beijing Sunlands”);

2.	YIN Jianhong, Citizen of the People’s Republic of China; ID Card No.: 370684197703270054;

3.	LIU Tongbo, Citizen of the People’s Republic of China; ID Card No.: 510402198603030913 (collectively referred to as “Founders” together with YIN Jianhong);

4.	Pingxiang Miniewa Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 1752, 17/F, Huilanguoji, Houbu Street, Anyuan District, Pingxiang City, Jiangxi Province (“Founder Holding Platform”);

5.	Pingxiang Xisailuo Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 1726, 17/F, Huilanguoji, Houbu Street, Anyuan District, Pingxiang City, Jiangxi Province (“Senior Management Holding Platform 1”);

6.	Pingxiang Saiersi Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 345, Laozhan Community, Bayi Street, Anyuan District, Pingxiang City, Jiangxi Province (“Senior Management Holding Platform 2”, collectively referred to as “Senior Management Holding Platforms” together with “Senior Management Holding Platform 1”);

7.	Pingxiang Bosaidong Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 332, Laozhan Community, Bayi Street, Anyuan District, Pingxiang City, Jiangxi Province (“Reserved Option Platform 1”);

8.	Pingxiang Wuerken Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 346, Laozhan Community, Bayi Street, Anyuan District, Pingxiang City, Jiangxi Province (“Reserved Option Platform 2”, collectively referred to as “ Reserved Option Platforms” together with “Reserved Option Platform 1”);

9.	Beijing Dongfang Zhuoyong Investment Management Co., Ltd., a limited liability company incorporated under the laws of the PRC, Registered Address: Room 903, 9/F, No. 6 Haidian Zhongjie, Haidian District, Beijing (“Dongfang Zhuoyong”);

10.	Shanghai Chuangji Investment Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 526, Building B, No. 68 Dongheyan, Chengqiao Town, Chongming District, Shanghai (Shanghai Chengqiao Economic Development Zone) (“Chuangji”);

11.	Shenzhen Xingwang Hulian II Investment Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 703, Sunshine Golf Building, No. 7008 Shennan Avenue, Shatou Street, Futian District, Shenzhen (“Xingwang”);

12.	Pingxiang Liweitan Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 1723, 17/F, Huilanguoji, Houbu Street, Anyuan District, Pingxiang City, Jiangxi Province (“Employee Holding Platform 1”);

13.	Pingxiang Tulazhen Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 1724, 17/F, Huilanguoji, Houbu Street, Anyuan District, Pingxiang City, Jiangxi Province (“Employee Holding Platform 2”);

14.	Pingxiang Xibi’e Asset Management Consultancy Center (Limited Partnership), a limited partnership incorporated under the laws of the PRC, Registered Address: Room 1725, 17/F, Huilanguoji, Houbu Street, Anyuan District, Pingxiang City, Jiangxi Province (“Employee Holding Platform 3”, collectively referred to as “ Employee Holding Platforms” together with “Employee Holding Platform 1” and “Employee Holding Platform 2”);

15.	Studyvip Online Education International Limited, a limited liability company incorporated and validly existing in the British Cayman Islands (“Cayman Company”);

16.	Studyvip Online Education Limited, a limited liability company incorporated and validly existing in the British Virgin Islands (“Founder BVI1”); and

17.	Studyvip Online Education HK Limited, a limited liability company incorporated and validly existing in the Hong Kong Special Administrative Region (“HK Company”)

In this Agreement, the above parties are referred to collectively as the “Parties” and individually as a “Party”; Founder Holding Platform, Reserved Option Platforms, Senior Management Holding Platforms, Dongfang Zhuoyong, Chuangji and Xingwang are collectively referred to as “Surviving Shareholders”; Dongfang Zhuoyong, Chuangji and Xingwang are collectively referred to as “Institutional Shareholders”.

Whereas:

1.	The Company, a limited liability company incorporated under the laws of the PRC, with its business license number being 911101070785045328, is mainly engaged in online training, including self-study course tutoring services, professional certification pre-exam training and vocational skills training.

2.	As of the date of signing this Agreement, the registered capital of the Company for the business registration is RMB2,566,742.36, and the shareholding structure is shown in the following table:

Name of Shareholders	Amount of Contribution	Equity Proportion
Pingxiang Miniewa Asset Management Consultancy Center (Limited Partnership)	1,522,586.00	59.3198%
Pingxiang Bosaidong Asset Management Consultancy Center (Limited Partnership)	55,564.62	2.1648%
Pingxiang Xisailuo Asset Management Consultancy Center (Limited Partnership)	175,955.38	6.8552%
Pingxiang Saiersi Asset Management Consultancy Center (Limited Partnership)	115,760.00	4.5100%
Pingxiang Wuerken Asset Management Consultancy Center (Limited Partnership)	115,760.00	4.5100%
Beijing Dongfang Zhuoyong Investment Management Co., Ltd.	251,540.84	9.8000%
Shanghai Chuangji Investment Center (Limited Partnership)	124,217.70	4.8395%
Beijing Qingke Chenguang Investment Center (Limited Partnership)	38,816.86	1.5123%
Hangzhou Qingke Xinchuang Investment Management Partnership Enterprise (Limited Partnership)	27,949.27	1.0889%
Shenzhen Xingwang Hulian II Investment Center (Limited Partnership)	77,636.06	3.0247%
Pingxiang Liweitan Asset Management Consultancy Center (Limited Partnership)	15,527.21	0.6049%
Pingxiang Tulazhen Asset Management Consultancy Center (Limited Partnership)	15,527.21	0.6049%
Pingxiang Xibi’e Asset Management Consultancy Center (Limited Partnership)	15,527.21	0.6049%
CUI Wenzhe	7,187.00	0.2800%
NIU Haipeng	7,187.00	0.2800%

Total	2,566,742.36	100%

3.	Shareholders of Beijing Sunlands other than CUI Wenzhe and NIU Haipeng have signed prior transaction documents (hereinafter referred to as “Prior Transaction Documents”) as shown in Annex I hereto, stipulating the rights and obligations of the Parties hereto.

4.	Qingke, Employee Holding Platforms, CUI Wenzhe and NIU Haipeng among the shareholders of the Company (hereinafter collectively referred to as “Withdrawing Shareholders”) intend to transfer their shares and withdraw from Beijing Sunlands, in which CUI Wenzhe and NIU Haipeng as natural person shareholders intend to sign a share transfer agreement with Founder Holding Platform and Senior Management Holding Platforms whereby Founder Holding Platform and Senior Management Holding Platforms repurchase all shares of the Company held by the natural person shareholders in place of the Company, and Beijing Qingke Chenguang Investment Center (Limited Partnership) and Hangzhou Qingke Xinchuang Investment Management Partnership Enterprise (Limited Partnership) intend to sign a share transfer agreement with Founder Holding Platform whereby Founder Holding Platform repurchases its shares in the Company in place of the Company.

5.	Any other shareholders of the Company have agreed to restructure the Company, build a red chip structure taking Cayman Company as the holding company and bring in new US dollar investments.

6.	Founder BVI1 holds ordinary shares of Cayman Company and is the sole shareholder and director of Cayman Company; the Founder YIN Jianhong has handled the foreign exchange registration for the round-trip investment of domestic residents taking Beijing Sunlands as domestic holding company; Cayman Company is the sole shareholder of HK Company.

7.	Beijing Shangzhi Jiaye Education Technology Co., Ltd. (“Shangzhi Jiaye”) is a wholly-owned subsidiary of Beijing Sunlands with its registered capital being RMB 19,014,300.

Therefore, this Agreement is entered into by and between the Parties, through friendly consultation based on the principle of equality and mutual benefit, as follows:

1.	Restructuring of Beijing Sunlands

1.1.	After this Agreement becomes effective, Surviving Shareholders shall purchase all shares (hereinafter referred to as “Withdrawing Shares”) of Beijing Sunlands held by Withdrawing Shareholders, and Withdrawing Shareholders shall withdraw from Beijing Sunlands. The details of transfer of Withdrawing Shares are set out in Annex II hereto. The amount and payment time and schedule of the share transfer price to be paid by Surviving Shareholders to Withdrawing Shareholders shall be agreed between the Company and Withdrawing Shareholders and be stipulated in the share transfer agreement between Withdrawing Shareholders and Surviving Shareholders in relation to the shares of Withdrawing Shareholders that has been confirmed by the Company.

1.2	While the above share transfer is carried out, Beijing Sunlands shall offer a certain amount of RMB interest-free loans (“RMB Loans”) respectively to Surviving Shareholders; the amount of such RMB Loans shall be equal to the amount of the share transfer price to be paid by them to Withdrawing Shareholders for the purchase of Withdrawing Share, and Surviving Shareholders shall use such RMB Loans only for the purchase of all shares of Beijing Sunlands held by Withdrawing Shareholders. The term of RMB Loans shall be one year. Surviving Shareholders shall repay RMB Loans only by offsetting them against the capital reduction amount payable by the Company to Surviving Shareholders during the reduction of the Company’s capital as set out in Article 1.4 hereof. If the reduction of the Company’s capital is completed in advance, the term of RMB Loans shall be accelerated, and the RMB Loans shall be offset against the capital reduction amount payable by the Company to Surviving Shareholders; if the reduction of the Company’s capital is not completed within the loan term for one year, the term of RMB Loans shall be automatically postponed until the completion of the reduction of the Company’s capital. If this restructuring or the capital reduction is terminated due to any adjustment of the restructuring plan, the Parties hereto shall agree that the Company separately carries out the capital reduction in respect of the Withdrawing Shares acquired by Surviving Shareholders based on the principle that the Withdrawing Shares are purchased by Surviving Shareholders for the Company, and the Capital Reduction Amount for Withdrawing Shares (as defined below) payable by Beijing Sunlands to Surviving Shareholders upon completion of the capital reduction shall be offset against RMB Loans, or Surviving Shareholders shall jointly renegotiate about any other processing schemes of Withdrawing Shares and RMB Loans.

1.3	The Parties hereto shall cooperate with each another in signing share transfer agreements and change-of-business-registration documents required for the transfer of Withdrawing Shares and any documents and information required for tax declaration procedures and handling any registration, filing and declaration procedures required for the transfer of Withdrawing Shares.

1.4	Upon completion of the transfer of Withdrawing Shares, Surviving Shareholders shall carry out the reduction of Beijing Sunlands’s capital, in which Surviving Shareholders shall carry out the capital reduction on the basis of the amount of contribution corresponding to the Withdrawing Shares acquired by them from Withdrawing Shareholders, and Institutional Shareholders shall carry out the capital reduction on the basis of the amount of contribution corresponding to the shares acquired by them from their previous investments in the Company. For the amount of contribution corresponding to the Withdrawing Shares, the capital reduction consideration payable by the Company shall be equal to the amount of the RMB Loans provided by the Company to Surviving Shareholders according to the provisions of Article 1.2 hereof, and such capital reduction consideration (hereinafter referred to as “Capital Reduction Amount for Withdrawing Shares”) payable by Beijing Sunlands upon the reduction of Beijing Sunlands’s capital shall be offset against the RMB Loans repayable by Surviving Shareholders to Beijing Sunlands according to the loan agreement. For the amount of contribution corresponding to the shares acquired by Institutional Shareholders from their investments, unless otherwise stipulated herein, the capital reduction consideration (hereinafter referred to as “Capital Reduction Amount for Institutional Shareholders”) payable by the Company shall be equal to the amount of investments (hereinafter referred to as “Amount of Original Investments) paid by Institutional Shareholders for their previous investments in the Company, including RMB0.162 billion paid by Dongfang Zhuoyong, RMB80 million paid by Chuangji and RMB50 million paid by Xingwang.

1.5	Beijing Sunlands shall pay the capital reduction consideration to Surviving Shareholders in installments according to its own financial position upon completion of the increase of Cayman Company’s capital (“US Dollar Financing Delivery”) by new US dollar investors.

2.	Restructuring of Shangzhi Jiaye

2.1.	After signing this Agreement, the Company shall increase the capital of Shangzhi Jiaye as soon as possible with one or more of the US dollar investors selected as offshore entity(ies) and sign a capital increase agreement and restructure Shangzhi Jiaye into a sino-foreign joint venture. The investment amount of the US dollar investors shall be the USD amount equivalent to RMB2,966,097, representing 1% of the total shares of Shangzhi Jiaye. The shareholding structure of Shangzhi Jiaye after the capital increase is shown in the table below:

Name of Shareholders	Registered Capital (10 thousand)	Equity Proportion
Beijing Shangde Online Education Technology Co., Ltd.	1901.43	99%
New US dollar investors	19.21	1%

Total	1920.64	100%

2.2.	Upon completion of the increase of Shangzhi Jiaye’s capital, HK Company shall acquire 100% shares of Shangzhi Jiaye that are held by Beijing Sunlands and new US dollar investors at the price of RMB296,609,651 and change Shangzhi Jiaye to a wholly-owned subsidiary of HK Company so that HK Company directly holds 100% shares of Shangzhi Jiaye. Upon completion of the change-of-business-registration procedures, foreign direct investment filing procedures and foreign exchange change registration procedures that are required for the acquisition of 100% shares of Shangzhi Jiaye by HK Company and upon completion of the US Dollar Financing Delivery, HK Company shall pay the share transfer price respectively to Beijing Sunlands and new US dollar investors.

3.	Restructuring of Cayman Company

3.1.	The Parties agree that the Company shall carry out this restructuring by building a red chip structure. Upon completion of this restructuring, Beijing Sunlands shall become the domestic holding company, and Cayman Company shall be changed to the holding company, and Cayman Company shall establish a wholly foreign-owned enterprise (“WFOE”) through HK Company within the territory of the PRC and control Beijing Sunlands by signing a control agreement between WFOE and Beijing Sunlands. The shares held by Surviving Shareholders in Beijing Sunlands shall be reflected to Cayman Company and shall be held by Surviving Shareholders or any affiliates designated by Surviving Shareholders. Furthermore, when Beijing Sunlands signs a Control Agreement (as defined below) with WFOE according to the Article 3.5 hereof, the shareholding ratio of Surviving Shareholders in Beijing Sunlands shall be equal to the shareholding ratio of such shareholders or their designated affiliates in Cayman Company (the shareholding ratio used by Cayman Company for employee option by reserveration shall be equal to the shareholding ratio of Reserved Option Platforms in Beijing Sunlands). Notwithstanding the foregoing provisions, without prejudice to the actual shareholding ratio of Beijing Sunlands’s shareholders or their designated affiliates in Cayman Company and with the consent of Surviving Shareholders, any adjustment of the shareholding ratio of each shareholder that is inconsistent with the above provisions may occur during the domestic restructuring of Beijing Sunlands on the recommendation of the intermediary employed by the Company.

3.2.	The Founder LIU Tongbo shall separately establish a BVI company (“Founder BVI2”), and Founders shall establish a holding company (“Executive BVI”) abroad with any employees designated by the Company (“Key Employees”); upon completion of the establishment of Founder BVI2 and Executive BVI, Beijing Sunlands shall handle change of registration under the Circular No. 37 for Founders and Key Employees.

3.3.	Founder Holding Platform and Senior Management Holding Platforms shall respectively designate Founder BVI1, Founder BVI2 and Executive BVI to hold their shares in Cayman Company, and any shares held by Reserved Option Platforms in Beijing Sunlands are used as employee incentive shares and have not been granted to employees. Therefore, any shares of Beijing Sunlands held by Reserved Option Platforms shall be reflected in the level of the shareholding structure of Cayman Company in the form of reserved but not issued shares; Dongfang Zhuoyong shall hold its shares in Cayman Company through its designated overseas affiliated parent company; Chuangji and Xingwang intend to subscribe for the shares of Cayman Company through outbound investment and hold their shares in Cayman Company.

3.4.	After this Agreement becomes effective, Chuangji and Xingwang shall, upon completion of the Circular No. 37 registration (“Circular No. 37 Registration of the Founding Team”) by Founders and Senior Management Holding Platforms, immediately initiate the outbound investment filing procedures for the investments of Chuangji and Xingwang in Cayman Company in the competent department of commerce and the development and reform commission in the place where Chuangji is located, in which the investment amount of Chuangji shall be RMB80 million or its equivalent USD amount, and the investment amount of Xingwang shall be RMB50 million or its equivalent USD amount, and Chuangji and Xingwang shall, within 6 months after completion of the Circular No. 37 Registration of the Founding Team, obtain an outbound investment approval certificate and handle the SAFE or bank permission procedures for outward remittance of the investment amounts within the time permitted by the outbound investment approval certificate, if the date of completing the restructuring as listed in the IPO timetable of Cayman Company that is developed by the IPO intermediary engaged by the Company is required to be earlier than the preceding 6 months, and Chuangji and/or Xingwang are/is unable to complete the aforesaid approval procedures within the time limit determined by the intermediary, Chuangji and/or Xingwang and the Company shall determine a legally compliant alternative plan within 10 working days after expiration of the above time limit determined by the intermediary, and such specific plan shall include but not be limited to: (1) Chuangji and/or Xingwang shall obtain approval for outbound investment with a lower investment as appropriate and subscribe for the shares of Cayman Company at nominal consideration or par value, and the number and class of the shares issued by Cayman Company to them therefor shall be the same as those in the original plan; for the shares held by Chuangji and/or Xingwang in Beijing Sunlands due to the increase of their capital to the Company, no capital reduction shall be carried out, and Chuangji and/or Xingwang shall continue to hold their shares in the Company; (2) Chuangji and/or Xingwang shall abandon their outbound investments and designate their overseas affiliates to subscribe for the shares of Cayman Company at a nominal price or par value, and the number and class of the shares issued by Cayman Company to them therefor shall be the same as those in the original plan; for the shares held by Chuangji and/or Xingwang in Beijing Sunlands due to the increase of their capital to the Company, no capital reduction shall be carried out, and Chuangji and/or Xingwang shall continue to hold their shares in the Company.

3.5.	According to the provisions of overseas transaction documents (as defined below), on the date of the US Dollar Financing Delivery, Cayman Company shall issue shares respectively to Founder BVI1, Founder BVI2, Executive BVI and Institutional Shareholder or their overseas affiliates, and Founder Holding Platform, Senior Management Holding Platforms and Institutional Shareholders shall sign a control agreement (hereinafter referred to as “Control Agreement”) with Beijing Sunlands and WFOE.

3.6.	The Parties agree that, upon completion of the foregoing restructuring of Cayman Company, Cayman Company shall issue additional 5% shares or reserve 5% shares used to reward the Company’s executives and employees, and some of these additional ordinary shares shall be issued to Executive BVI at par value or some be used to increase the number of employee options in a by reservation. Upon completion of the issue of the above additional 5% shares, the details of the number of the shares of Cayman Company are set out in the Annex III hereto.

3.7	After Institutional Shareholders or their affiliates hold any shares of Cayman Company, Institutional Shareholders or their affiliates shall, within ten working days after each payment of a capital reduction consideration by Beijing Sunlands to Institutional Shareholders, pay in full the USD investment amount equivalent to such capital reduction consideration to Cayman Company as the USD subscription price to be paid by Institutional Shareholders or their affiliates for the subscription of Cayman Company’s shares, in which Chuangji and Xingwang shall, prior to the payment of each subscription price, jointly agree on a payment date and complete payment within the aforesaid payment period and notify Beijing Sunlands in advance, and Beijing Sunlands shall notify Dongfang Zhuoyong of the exchange rate of US dollar against RMB applicable to Chuangji and Xingwang, and Dongfang Zhuoyong shall calculate the USD subscription price payable at the same exchange rate on the date of payment determined by Chuangji and Xingwang and pay the subscription price to Cayman Company so that the USD subscription price at which Institutional Shareholders or their designated affiliates subscribe for Cayman Company’s shares will not vary by the applicable exchange rates. After Beijing Sunlands pays to Institutional Shareholders the capital reduction amount equivalent to the Amount of Original Investments as stipulated in the Article 1.4 hereof, Institutional Shareholders or their affiliates shall be obliged to pay the aforesaid subscription price to Cayman Company.

4.	Other Matters

4.1.	Prior to the US Dollar Financing Delivery, Founder Holding Platform, Senior Management Holding Platforms and Institutional Shareholders shall use their best efforts to cooperate in facilitating the delivery of new US dollar investments as soon as possible, including the provision of any information on offshore shareholding entities as soon as possible after the entry into force of this Agreement and the signing of US dollar investment transaction documents (“Overseas Transaction Documents”).

4.2.	The arrangements for the procedures for this restructuring and the US Dollar Financing Delivery are referred to in the restructuring memorandum attached hereto as the Annex IV. The Parties acknowledge that such restructuring memorandum shall be the planned arrangements made by the Company for this restructuring and the US Dollar Financing Delivery, and the Company may, without prejudice to the interests of Institutional Investors, update such restructuring memorandum according to the results of negotiations with new US dollar investors, changed plans jointly determined by the Parties from time to time or any changes that need to be made during the actual implementation based on objective circumstances.

4.3.	Any Prior Transaction Documents shall be terminated from the date on which Institutional Shareholders or their designated affiliates hold their shares in Cayman Company and Control Agreement is signed. The Parties acknowledge that they have performed their respective obligations under Prior Transaction Documents at the time of termination of Prior Transaction Documents. If a Party to Prior Transaction Documents fails to perform its obligations under Prior Transaction Documents, the other Parties hereby waive their right to require such party to continue to perform such obligations, and there is no dispute over this among the parties. The Parties hereby agree that, on the above date on which Institutional Shareholders hold their shares in Cayman Company, any obligations and rights of the Parties to Prior Transaction Documents under Prior Transaction Documents shall be completely canceled, discharged and waived immediately, and any Party shall not lodge any claims against the other Parties in respect of the capacity of any Parties to Prior Transaction Documents as former shareholders of Beijing Sunlands or any matters or things arising out of or in relation to Prior Transaction Documents, and each Party agrees that any other Parties to Prior Transaction Documents shall be exempted and discharged from any responsibility for their capacity as former shareholders of Beijing Sunlands or any matters or things arising out of or in relation to any breach of Prior Transaction Documents.

4.4.	Institutional Shareholders hereby irrevocably agree that any actions taken by the Company and Founders, Founder Holding Platform, Senior Management Holding Platforms and Employee Holding Platforms in relation to the transactions under this Agreement or for achieving the purpose of such transactions subject to compliance with this Agreement and such agreements as may be agreed upon by the Parties from time to time shall not be deemed a breach of Prior Transaction Documents.

4.5.	The Parties hereto shall bear their respective taxes payable on any matters that are related to them during and after this restructuring according to the laws and regulations. Notwithstanding the foregoing provisions, if Surviving Shareholders need to pay any taxes on any restructuring matters in the process of this restructuring, including but not limited to any enterprise income tax and value-added tax, such taxes shall be borne by Beijing Sunlands.

4.6.	The Parties hereto agree that, upon completion of this restructuring and the US dollar financing, Dongfang Zhuoyong shall have the right to appoint a director to Beijing Sunlands in the event that the shareholding ratio of Dongfang Zhuoyong in Cayman Company is not less than 5% (calculated after full dilution).

4.7.	The Parties hereto shall use their reasonable efforts to complete this restructuring within 12 months after this Agreement is signed, in case of any impossibility of completion of this restructuring within the above period resulting from any policy, government approval or other force majeure events or by consensus among the Parties hereto, Surviving Shareholders shall jointly assist in determining a solution so that any rights and interests of each shareholder will not be damaged in any way.

5.	Representations and Warranties

The Parties hereto hereby represent and warrant as follows:

5.1.	When a Party hereto is a natural person, it shall be a Chinese citizen who has full capacity for civil conduct to sign and perform this Agreement and bear its legal obligations under this Agreement; when a Party hereto is an organization, it shall be a person legally incorporated and validly existing under the laws of its place of incorporation;

5.2.	When a Party hereto is a natural person, it shall have the right to sign and perform this Agreement without any approval or authorization. When a Party hereto is an organization, it shall perform this Agreement within its powers and scope of business and shall have obtained any necessary internal authorizations and have obtained the consent and approval of any third parties and government departments without violation of any legal or contractual restrictions that are binding upon or have effect on it;

5.3.	Once signed, this Agreement shall constitute a legal, valid, binding and enforceable legal document among the Parties hereto.

6.	Confidentiality

6.1.	The Parties agree that they shall try to take all reasonable security measures to keep in confidence any confidential data and information (hereinafter referred to as “Confidential Information”, the providing Party of such data and information shall clearly notify in writing that such data and information shall be the Confidential Information when providing them) known to or accessed by them due to the signing and performance of this Agreement. Without the prior written consent of the Confidential Information provider, such Confidential Information shall not be disclosed, provided or transferred to any third parties (including any merger of the receiving Party of such Confidential Information with or into any third party, and any direct or indirect control thereof by any third party). Once this Agreement is terminated, the Parties shall return any documents, data or software containing any Confidential Information to the original owner or providing Party of such Confidential Information or destroy them with the consent of the original owner or provider, including removing any Confidential Information from any related memory devices and shall not continue to use these Confidential Information. The Parties shall take any necessary measures to disclose any Confidential Information only to any staff members, agents or professional advisors of the Parties who need to know such Confidential Information and to cause such staff members, agents or professional advisors of the Parties to comply with any confidentiality obligations under this Agreement.

6.2.	No restrictions mentioned above shall apply to:

6.2.1.	any information that has become generally available to the public at the time of disclosure;

6.2.2.	any information that has become generally available to the public after disclosure through no fault of the receiving Party of Confidential Information;

6.2.3.	any information that can be proved by the receiving Party of Confidential Information to have been in the possession of the receiving Party before disclosure and not to be directly or indirectly received from the providing Party of Confidential Information;

6.2.4.	any information required by law to be disclosed by the receiving Party of Confidential Information to the relevant government departments, stock exchange and other institutions, or any of the above Confidential Information disclosed by the receiving Party of Confidential Information to its direct legal advisors and financial consultants due to its normal business needs.

6.3.	The Parties hereto agree that, whether this Agreement is modified, canceled or terminated, these provisions hereof shall remain in force.

7.	Entry into Force, Termination and Liability for Breach of Contract

7.1.	This Agreement shall be executed and become effective as of the date first written above and shall become invalid as from the date on which the Parties hereto complete the performance of their respective obligations under this Agreement. The Parties hereto shall use their best efforts to cooperate with the Company and Founders in completing the restructuring transaction as set out herein.

7.2.	The Parties hereto may terminate this Agreement upon consensus through consultation.

7.3.	Any Party shall be liable for any impossibility of performance of all or part of this Agreement arising out of its breach of this Agreement and shall compensate for any losses (including any legal costs and lawyer’s fees incurred therefrom) suffered by the other Parties therefor; if the Parties hereto breach this Agreement, they shall bear their respective liability according to the actual situation. The Parties hereby unanimously acknowledge that any breach by any Party of its representations and warranties under this Agreement will bring economic losses to the non-breaching Party; if such circumstance occurs, the breaching Party shall make the corresponding compensation to the non-breaching Party therefor.

8.	Dispute Resolution

8.1.	All disputes arising out of or in relation to this Agreement shall be resolved by the Parties through friendly consultation; if such disputes cannot be resolved through consultation within 30 days from the date on which any Party gives a notice to the other Parties, such disputes (including any disputes over the validity or existence of this Agreement) shall be submitted to Beijing Arbitration Commission for arbitration in Beijing in accordance with the existing arbitration rules of such Commission in force at the time of application for arbitration. The arbitral tribunal shall consist of three (3) arbitrators appointed in accordance with the arbitration rules, and one of such arbitrators shall be appointed by the claimant and the respondent respectively, and the third arbitrator shall be appointed by the first two arbitrators through consultation or be appointed by Beijing Arbitration Commission. The arbitration language shall be Chinese. Any arbitral award shall be final and binding upon the Parties hereto.

8.2.	Any arbitral award shall be final and binding upon the Parties hereto and may be enforced in accordance with the relevant provisions thereof.

8.3.	When the losing party fails to perform any arbitral award, the winning party may apply for enforcement with the court with jurisdiction. Any arbitration fees (including any reasonable lawyer’s fees) shall be borne by the losing party or be borne in accordance with the arbitral award of the arbitral tribunal. If it is necessary for a Party to enforce the arbitral award through any type of action, the breaching Party shall pay all reasonable costs and expenses and reasonable lawyer’s fees, including but not limited to any costs and expenses incurred by any additional actions or enforcement arising out of the application for enforcement of the arbitral award by a Party hereto.

8.4.	During the arbitration, any part of this Agreement shall be further performed other than any part of this Agreement that is disputed by the Parties and is being arbitrated.

9.	Force Majeure

9.1.	“Force Majeure Events” mean any events beyond the reasonable control of one Party that are unavoidable by the affected Party with reasonable care, including but not limited to any acts of government, natural force, fire, explosion, storm, flood, earthquake, tide, lightning or war, provided that any credit, capital or financing shortage shall not be deemed to be the event beyond the reasonable control of one Party. The Party affected by any Force Majeure Events (hereinafter referred to as “Affected Party”) shall be exempted from its responsibility in whole or in part according to the effects of such Force Majeure Events on this Agreement, and the Affected Party who seeks exemption from its responsibility for the performance of this Agreement due to such Force Majeure Events shall notify the other Party of such Force Majeure Events not later than Ten (10) days after occurrence of such Force Majeure Events so that the Parties hereto negotiate about the amendment to this Agreement according to the effects of such Force Majeure Events and exempt in whole or in part the Affected Party from its obligations under this Agreement.

9.2.	The Affected Party shall take appropriate measures to reduce or eliminate the effects of such Force Majeure Events and shall try to restore the performance of its obligations delayed or hindered by such Force Majeure Events. Once such Force Majeure Events are eliminated, the Parties hereto agree that they shall use their best efforts to restore the performance of their rights and obligations under this Agreement.

10.	Notices

Any notices sent by the Parties for the performance of their rights and obligations under this Agreement shall be made in writing and be sent to the following address of one or all of the Parties hereto in Annex V by personal delivery, registered mail, postage prepaid mail, recognized express service or facsimile transmission:

11.	Severability

The Parties hereby acknowledge that this Agreement shall be a fair and reasonable agreement reached by the Parties hereto on the basis of equality and mutual benefit. If any provisions of this Agreement are invalid or unenforceable due to any inconsistencies between such provisions and the relevant laws, such provisions shall be invalid or unenforceable only to the extent of jurisdiction of the relevant laws and shall not affect the legal effect of any other provisions of this Agreement.

12.	Amendments and Supplements

The Parties hereto shall make in writing any amendments and supplements to this Agreement. Any amendment and supplementary agreements duly signed by the Parties in relation to this Agreement shall form an integral part of this Agreement and be equally authentic as this Agreement.

13.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14.	Entire Agreement

Except for any written amendments, supplements or modifications to this Agreement after the signing of this Agreement, this Agreement shall constitute an entire agreement among the Parties hereto in respect of the subject matter of this Agreement and supersede all prior oral and written negotiations, representations and agreements among the Parties in respect of the subject matter of this Agreement.

15.	Language and Counterparts

This Agreement is written in Chinese and may be executed in any number of counterparts. Each counterpart of this Agreement may be deemed to be a valid version after signed and delivered by the Parties hereto (including but not limited to actual delivery or transmission of a version hereof in PDF format by email or fax).

16.	Authorization

The Parties hereto unanimously agree that they shall authorize YIN Jianhong to sign and perform all agreements and documents required for any matters as set out in this Agreement on behalf of the group entities and that all necessary matters required for this Agreement shall be handled by YIN Jianhong or its designated persons.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Beijing Shangde Online Education Technology Co., Ltd.

(Seal)

Legal Representative (Signature): /s/ LIU Tongbo

/s/ Seal of Beijing Shangde Online Education Technology Co., Ltd.

YIN Jianhong

Signature: /s/ YIN Jianhong

LIU Tongbo

Signature: /s/ LIU Tongbo

Pingxiang Miniewa Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ YIN Jianhong

/s/ Seal of Pingxiang Miniewa Asset Management Consultancy Center (Limited Partnership)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Pingxiang Bosaidong Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Bosaidong Asset Management Consultancy Center (Limited Partnership)

Pingxiang Xisailuo Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Xisailuo Asset Management Consultancy Center (Limited Partnership)

Pingxiang Saiersi Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Saiersi Asset Management Consultancy Center (Limited Partnership)

Pingxiang Wuerken Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Wuerken Asset Management Consultancy Center (Limited Partnership)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Pingxiang Liweitan Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Liweitan Asset Management Consultancy Center (Limited Partnership)

Pingxiang Tulazhen Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Tulazhen Asset Management Consultancy Center (Limited Partnership)

Pingxiang Xibi’e Asset Management Consultancy Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ LIU Tongbo

/s/ Seal of Pingxiang Xibi’e Asset Management Consultancy Center (Limited Partnership)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Beijing Dongfang Zhuoyong Investment Management Co., Ltd.

(Seal)

Signature of the Legal Representative or Authorized Representative: /s/ YANG Zhihui

/s/ Seal of Beijing Dongfang Zhuoyong Investment Management Co., Ltd.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Shanghai Chuang Ji Investment Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ XIAO Ping

/s/ Seal of Shanghai Chuang Ji Investment Center (Limited Partnership)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Shenzhen Xingwang Hulian II Investment Center (Limited Partnership)

(Seal)

Signature of the Executive Partner or Appointed Representative: /s/ XIONG Mingwang

/s/ Seal of Shenzhen Xingwang Hulian II Investment Center (Limited Partnership)

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the date first above written.

Studyvip Online Education International Limited

/s/ YIN Jianhong

Studyvip Online Education Limited

/s/ YIN Jianhong

Studyvip Online Education HK Limited ( )

/s/ YIN Jianhong